SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009 (April 21, 2009)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

     On March 6, 2009, pursuant to an investment agreement (the “Investment Agreement”), dated February 17, 2009, between us and Liberty Radio, LLC (“Liberty Radio”), we issued to Liberty Radio 1,000,000 shares of our Convertible Perpetual Preferred Stock, Series B-1 (the “Series B-1 Preferred Stock”), and 11,500,000 shares of our Convertible Perpetual Preferred Stock, Series B-2 (the “Series B-2 Preferred Stock”). The Investment Agreement and transactions provided for therein were previously reported in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009 and March 6, 2009.

     On April 21, 2009, pursuant to the terms of the Series B-2 Preferred Stock, Liberty Radio converted 11,500,000 shares of the Series B-2 Preferred Stock into an equal number of shares of the Series B-1 Preferred Stock. Such shares of Series B-1 Preferred Stock were issued to Liberty Radio pursuant to the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

     The Series B-1 Preferred Stock is convertible at any time, at the option of the holder, into shares of our common stock, at a conversion rate of 206.9581409 shares of common stock for each share of Series B-1 Preferred Stock, subject to adjustment. The rights, preferences and privileges of the Series B-1 Preferred Stock are set forth in the Certificate of Designations of Convertible Perpetual Preferred Stock, Series B-1 (the “Certificate of Designations”). A copy of the Certificate of Designations is filed as Exhibit 3.1 to our Current Report on Form 8-K filed March 6, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

     Liberty Radio, as the holder of 12,500,000 shares of the Series B-1 Preferred Stock, has the exclusive right to appoint and elect up to six members of our board of directors pursuant to the Certificate of Designations. On March 17, 2009, Liberty Radio elected Mr. Gregory B. Maffei to a seat on our board of directors; and on April 21, 2009, Liberty Radio elected Mr. John C. Malone and Mr. David J.A. Flowers to our board of directors. Liberty Radio has informed us that it does not currently intend to exercise its rights to appoint additional members to our board of directors. However, Liberty Radio has not waived any rights and may appoint additional members to our board of directors in accordance with the Certificate of Designations at any time.

     Messrs. Malone and Flowers have not yet been appointed to any of the committees of our board of directors.

     John C. Malone, age 68, has been Chairman of the Board and a director of Liberty Media Corporation since March 2006. Prior to that, Mr. Malone was Chairman of the Board and a director of Liberty Media LLC, the predecessor of Liberty Media Corporation, from 1994 to May 2006. He was Chief Executive Officer of Liberty Media LLC from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Telecommunications, Inc., or TCI, from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of Liberty Global, Inc., Chairman of the

Board of DirecTV Group, Inc. and a director of Discovery Communications, Inc., IAC/InterActiveCorp and Expedia, Inc.

     David J.A. Flowers, age 54, has been a Senior Vice President and the Treasurer of Liberty Media Corporation since March 2006. Prior to that, he was a Senior Vice President of Liberty Media LLC, the predecessor of Liberty Media Corporation, since October 2000 and Treasurer of Liberty Media LLC since April 1997. Mr. Flowers served as a Vice President of Liberty Media from June 1995 to October 2000. Mr. Flowers also serves as a director of Interval Leisure Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: April 23, 2009